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                                 EXHIBIT 11

                           Redwood Empire Bancorp


EARNINGS PER COMMON SHARE

The Company adopted SFAS No. 128, EARNINGS PER SHARE. This statement replaces previous standards for reporting earnings per share with basic and diluted earnings per share. All earnings per share information has been restated to give effect to the new standards. Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

The following table reconciles the numerator and denominator used in computing both basic earnings (loss) per share and diluted earnings (loss) per share for the periods indicated:

                                                                                  Year Ended December 31,
                                                                     1998               1997                1996
                                                                 --------------------------------------------------
                                                                       (in thousands except per share amounts)
BASIC EARNINGS (LOSS) PER SHARE:

Net income (loss)                                                   $ 5,091            $ 3,441             ($1,486)
Less:  Preferred stock dividend                                         112                449                 449
                                                                    -------            -------             -------
Net income (loss) available to common stock shareholders            $ 4,979            $ 2,992             ($1,935)
                                                                    -------            -------             -------
                                                                    -------            -------             -------

Weighted average common shares outstanding                            3,170              2,776               2,721
                                                                    -------            -------             -------
                                                                    -------            -------             -------

Basic earnings (loss) per share                                     $  1.57            $  1.08             ($ 0.71)
                                                                    -------            -------             -------
                                                                    -------            -------             -------

DILUTED EARNINGS (LOSS) PER SHARE:

Net income (loss) available to common stock shareholders            $ 4,979            $ 2,992             ($1,935)
Dilutive effect of Preferred Stock dividend                             112                449                --
                                                                    -------            -------             -------
                                                                    $ 5,091            $ 3,441             ($1,935)
                                                                    -------            -------             -------
                                                                    -------            -------             -------

Weighted average common shares outstanding                            3,170              2,776               2,721
Effect of outstanding stock options                                      87                103                --
Effect of Convertible Preferred Stock                                  --                  499                --
                                                                    -------            -------             -------
                                                                      3,257              3,378               2,721
                                                                    -------            -------             -------
                                                                    -------            -------             -------

Diluted earnings (loss) per share                                   $  1.47            $  1.02             ($ 0.71)
                                                                    -------            -------             -------
                                                                    -------            -------             -------